NEWS RELEASE

Investor/Media Contact:
Andrew P. Hines, 973-515-1853
Email: IR@gentek-global.com

GenTek Inc. Announces Closing of Sale of Canadian CableTech Operations To Southwire Canada
Company

PARSIPPANY, N.J., April 7, 2006 — GenTek Inc. (NASDAQ: GETI) announced today that it had completed the previously announced sale of its CableTech cable and wire manufacturing business in Stouffville, Canada to Southwire Canada Company. GenTek received $24.1 million from Southwire, and an additional $3.8 million on March 17, 2006 in connection with the sale of 45 acres of unimproved real estate that was not included in the Southwire transaction. GenTek is retaining $19.4 million of accounts receivable which, net of certain retained obligations, is expected to generate additional cash of $6.0 million to $8.0 million. The CableTech business had adjusted EBITDA of $4.7 million in 2005.

All proceeds from these sales, less associated transaction costs, will be utilized to pay down the Company’s long term debt obligations. As previously disclosed, in the fourth quarter of 2005 a pretax charge of $6.8 million was recorded for the impairment of the Canadian cable and wire manufacturing business, and the Company expects to record an additional charge of $2.0 million to $3.0 million in the first quarter of 2006 related to this transaction.

Commenting on the transaction, William E. Redmond, Jr., President and Chief Executive Officer of GenTek noted “This transaction is a significant step in GenTek’s efforts to reposition focus on our core businesses. We believe this transaction will provide significant benefits to

Adjusted EBITDA

The Company has presented adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) as a measure of operating results. Adjusted EBITDA reflects removing the impact of any restructuring, impairment, income from discontinued operations and certain one-time items. Adjusted EBITDA is a non-GAAP (Generally Accepted Accounting Principles) measure, and, as such, a reconciliation of adjusted EBITDA to net income is provided in the attached Schedule 1. GenTek has presented adjusted EBITDA as a supplemental financial measure as a means to evaluate performance of the company’s business. GenTek believes that, when viewed with GAAP results and the accompanying reconciliation, it provides a more complete understanding of factors and trends affecting the Company’s business than the GAAP results alone. In addition, the Company understands that adjusted EBITDA is also a measure commonly used to value businesses by its investors and lenders.

About GenTek Inc.

GenTek provides specialty inorganic chemical products and services for treating water and wastewater, petroleum refining, and the manufacture of personal-care products, valve-train systems and components for automotive engines and wire harnesses for large home appliance and automotive suppliers. GenTek operates over 60 manufacturing facilities and technical centers and has approximately 6,250 employees.

GenTek’s 2,000-plus customers include many of the world’s leading manufacturers of cars and trucks, heavy equipment, appliances and office equipment, in addition to global energy companies and makers of personal-care products. Additional information about the company is available at www.gentek-global.com.

Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures calculated in accordance with GAAP.

Forward-looking statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, our inability to collect the accounts receivable as we anticipate; outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; discovery of unknown contingent liabilities, including environmental contamination at our facilities; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

Schedule 1
CableTech Cable & Wire Business
Stouffville, Canada
Statement of Operations
(In Millions)
(Unaudited)
Twelve Months
Ended
December 31,
2005
Revenues	$107.3
Cost of sales	101.4
Selling, general and administrative expense	4.2
Restructuring and impairment charges	6.8

Operating profit	(5.1)
Other (income) expense, net	(0.4)

Income (loss) from continuing operations before income taxes	(4.7)
Income tax provision (benefit)	(2.7)

Net income (loss)	$(2.0)

CableTech Cable & Wire Business
Stouffville, Canada
Reconciliation of Net Income to Adjusted EBITDA
(In Millions)
(Unaudited)
Year Ended
December 31,
2005

Net income	$(2.0)
Restructuring and impairment charges	6.8
Income Tax Provision/(Benefit)	(2.7)
Depreciation & amortization	2.6
Adjusted EBITDA	$4.7